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                                                                    EXHIBIT 23.1



                        CONSENT OF DELOITTE & TOUCHE LLP




         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 27, 1998 on the consolidated financial statements of Suiza Foods Corporation, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 appearing in the Annual Report on Form 10-K of Suiza Foods Corporation.



DELOITTE & TOUCHE, LLP

Dallas, Texas
April 13, 1998